SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2006

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 986-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In November 2005, Saul Centers, Inc. (the “Company”) acquired two shopping center properties. The initial purchase price of each of these acquisitions individually, as provided below, did not exceed 10% of the Company’s total assets as of December 31, 2004, but the aggregate purchase price for both properties, along with the purchase price of a property purchased in March 2005, did exceed such amount. A Form 8-K was not filed for the March 2005 acquisition as the purchase price did not exceed 5% of the Company’s total assets as of December 31, 2004.

On November 17, 2005, the Company acquired Jamestown Place, a 96,400 square foot neighborhood shopping center, located in Altamonte Springs, Florida. The center, constructed in 1986, was approximately 96% leased at the date of acquisition and is anchored by a 55,000 square foot Publix supermarket. The property was acquired for $14.8 million. The Company has no material renovation, improvement or development plans for this property.

On November 30, 2005, the Company acquired Seabreeze Plaza, a 146,700 square foot neighborhood shopping center, in Palm Harbor, Florida. The center, constructed in 1985 and renovated in 2003 was 100% leased at the date of acquisition and is anchored by a 45,000 square foot Publix supermarket. The center was acquired for a purchase price of $25.9 million, subject to the assumption of a $13.6 million mortgage note with an interest rate of 5.28%. The Company has no material renovation, improvement or development plans for this property.

The acquisitions were made pursuant to separate acquisition agreements, the sellers of which were unrelated to the Company or each other. The purchase price of each property was funded from the Company’s line of credit and cash on hand. In acquiring both properties, the Company evaluated the following factors:

•	the location and accessibility of the properties;

•	the geographic area and demographic characteristics of the surrounding communities, as well as the local real estate markets, including potential for growth and potential regulatory impediments to development;

•	the size of the properties;

•	the purchase prices;

•	the non-financial terms of the acquisitions;

•	the availability of funds or other consideration for the acquisitions and the costs thereof;

•	the “fit” of the properties with the Company’s existing portfolio;

•	the potential for any environmental problems;

•	the current and historical occupancy rates of the properties as well as comparable and competing properties in the same market;

•	the quality of construction and design and the current physical condition of the properties;

•	the financial and other characteristics (including market share) of the anchor tenants and the terms of existing anchor leases; and

•	the potential for capital appreciation.

The Company is not aware of any material factors relating to the properties other than those discussed above that would cause the financial information included in Item 9.01 below not to be necessarily indicative of future operating results.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements for businesses acquired

	1.	Jamestown Place – Historical Statement of Revenues in excess of Certain Operating Expenses for the period from January 1, 2005 through September 30, 2005 (Unaudited) and the year ended December 31, 2004.

	2.	Seabreeze Plaza – Historical Statement of Revenues in excess of Certain Expenses for the period from January 1, 2005 through September 30, 2005 (Unaudited) and the year ended December 31, 2004.

(b)	Pro forma financial information

	1.	Saul Centers, Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2004.

	2.	Saul Centers, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2004.

	3.	Saul Centers, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2005.

(c)	Exhibits

	23.	Consent of Reznick Group, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Scott V. Schneider
Senior Vice President and Chief Financial Officer

Dated: February 24, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Saul Centers, Inc.

We have audited the accompanying Historical Statement of Revenues in Excess of Certain Operating Expenses (“Historical Statement”) of Jamestown Place (the “Property”) for the year ended December 31, 2004. This Historical Statement is the responsibility of the management of Saul Centers, Inc. Our responsibility is to express an opinion on the Historical Statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K for Saul Centers, Inc.) as described in Note 2. This presentation is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ REZNICK GROUP, P.C.

Bethesda, Maryland

December 22, 2005

Jamestown Place

Historical Statement of Revenues In Excess of Certain Operating Expenses

Period from January 1, 2005 through September 30, 2005 (unaudited)

and year ended December 31, 2004

	Period from January 1, 2005 through September 30, 2005 (unaudited)	Year ended December 31, 2004
Revenues
Base rent	$774,150	$1,029,726
Expense recoveries	257,015	307,209
Other	6,573	9,884

Total revenues	1,037,738	1,346,819

Operating expenses
Real estate taxes	123,011	161,468
Legal and professional	5,899	16,036
Repairs and maintenance	77,453	47,163
Utilities	24,066	30,239
Landscaping	31,313	56,441
Janitorial and trash removal	24,864	26,007
Insurance	9,929	12,608
Other management expenses	35,525	55,931

Total operating expenses	332,060	405,893

Revenues in excess of certain operating expenses	$705,678	$940,926

See accompanying notes to Historical Statement of Revenues

in Excess of Certain Operating Expenses.

Jamestown Place

Notes to Historical Statement of Revenues in Excess of Certain Operating Expenses

Period from January 1, 2005 through September 30, 2005 (unaudited) and the year ended December 31, 2004

1.	Description of real property acquired

On November 17, 2005, Saul Centers, Inc. (the “Company”) acquired Jamestown Place (the “Property”), a 96,400 square foot neighborhood shopping center, located in Altamonte Springs, Florida for a purchase price of $14.8 million from Sun Life Assurance Company of Canada. The center, constructed in 1986, was approximately 96% leased at the date of acquisition. The center is anchored by a 55,000 square foot Publix supermarket. The Company has no material renovation, improvement or development plans for this property. The Company is organized as a real estate investment trust and engages in ownership operation, management, leasing, acquisition, renovation, expansion, development and financing of community and neighborhood shopping centers and office properties primarily in the Washington, D.C./Baltimore metropolitan area.

2.	Basis of accounting

The accompanying Historical Statement of Revenues in Excess of Certain Operating Expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Public Company Accounting Oversight Board (United States) for the real estate acquired. Accordingly, the Historical Statement excludes certain historical expenses that are not comparable to the proposed future operations of the Property such as amortization, depreciation and corporate expenses. Therefore, the Historical Statement, as presented by the Company, will not be comparable to the Property’s statement of operations as presented by Sun Life Assurance Company of Canada.

3.	Significant accounting policies

Revenue recognition

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of recognized rental income over amounts due pursuant to lease terms is recorded as straight-line rent receivable. The impact of the straight-line adjustment increased revenue by approximately $3,700 for the year ended December 31, 2004.

Use of estimates

Management is required to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented in order to prepare this Historical Statement of Revenues in Excess of Certain Operating Expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Unaudited interim Historical Statement

The Historical Statement of Revenues in Excess of Certain Operating Expenses for the period from January 1, 2005 through September 30, 2005 is unaudited. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Historical Statement of Revenues in Excess of Certain Operating Expenses for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year of the Property.

Property management fees

The Property was managed by Lincoln Realty Services pursuant to the terms of the management agreement. Property management fees were calculated at 4% of gross revenue collected.

Jamestown Place

Notes to Historical Statement of Revenues in Excess of Certain Operating Expenses

Period from January 1, 2005 through September 30, 2005 (unaudited) and the year ended December 31, 2004

4.	Description of leasing arrangements

The retail space in the Property is leased to tenants under leases with terms that vary in length and conditions. Most leases contain operating expense and real estate tax recovery clauses and certain leases contain renewal options. All interests in all lease agreements were assigned to the Company upon its acquisition of the property.

Future minimum gross rental commitments for the years ended December 31 are as follows:

2005	$1,100,000
2006	970,000
2007	396,000
2008	233,000
2009	175,000
Thereafter	77,000

$2,951,000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Saul Centers, Inc.

We have audited the accompanying Historical Statement of Revenue in Excess of Certain Expenses (“Historical Statement”) of Seabreeze Plaza (the “Property”) for the year ended December 31, 2004. This Historical Statement is the responsibility of the management of Saul Centers, Inc. Our responsibility is to express an opinion on the Historical Statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K for Saul Centers, Inc.) as described in Note 2. This presentation is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ REZNICK GROUP, P.C.

Bethesda, Maryland

December 21, 2005

Seabreeze Plaza

Historical Statement of Revenues In Excess of Certain Expenses

Period from January 1, 2005 through September 30, 2005 (unaudited)

and year ended December 31, 2004

	Period from January 1, 2005 through September 30, 2005 (unaudited)	Year ended December 31, 2004
Revenues
Base rent	$1,383,418	$1,894,280
Expense recoveries	338,770	432,753
Other	5,404	2,137

Total revenues	1,727,592	2,329,170

Operating expenses
Real estate taxes	256,654	298,772
Legal and professional	14,297	14,271
Repairs and maintenance	28,996	51,012
Utilities	39,437	56,703
Landscaping	16,426	29,257
Janitorial and trash removal	33,351	40,642
Insurance	71,659	89,200
Other management expenses	97,250	128,485

Total operating expenses	558,070	708,342

Revenues in excess of certain operating expenses	1,169,522	1,620,828
Other expense
Interest	544,348	723,907

Revenues in excess of certain expenses	$625,174	$896,921

See accompanying notes to Historical Statement of Revenues

in Excess of Certain Expenses.

Seabreeze Plaza

Notes to Historical Statement of Revenues in Excess of Certain Expenses

Period from January 1, 2005 through September 30, 2005 (unaudited) and the year ended December 31, 2004

1.	Description of real property acquired

On November 30, 2005, Saul Centers, Inc. (the “Company”) acquired Seabreeze Plaza (the “Property”), a 146,700 square foot neighborhood shopping center, in Palm Harbor, Florida from Seabreeze Associates, L.P. The center, constructed in 1985 and renovated in 2003, was 100% leased at the date of acquisition and is anchored by a 45,000 square foot Publix supermarket. The center was acquired for a purchase price of $25.9 million, subject to the assumption of a $13.6 million mortgage note with an interest rate of 5.28%. The Company has no material renovation, improvement or development plans for this property. The Company is organized as a real estate investment trust and engages in ownership operation, management, leasing, acquisition, renovation, expansion, development and financing of community and neighborhood shopping centers and office properties primarily in the Washington, D.C./Baltimore metropolitan area.

2.	Basis of accounting

The accompanying Historical Statement of Revenues in Excess of Certain Expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Public Company Accounting Oversight Board (United States) for the real estate acquired. Accordingly, the Historical Statement excludes certain historical expenses that are not comparable to the proposed future operations of the Property such as amortization, depreciation and corporate expenses. Therefore, the Historical Statement, as presented by the Company, will not be comparable to the Property’s statement of operations as presented by Seabreeze Associates, L.P.

3.	Significant accounting policies

Revenue recognition

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of recognized rental income over amounts due pursuant to lease terms is recorded as straight-line rent receivable. The impact of the straight-line adjustment increased revenue by approximately $100 for the year ended December 31, 2004.

Use of estimates

Management is required to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented in order to prepare this Historical Statement of Revenues in Excess of Certain Expenses in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Unaudited interim Historical Statement

The Historical Statement of Revenues in Excess of Certain Expenses for the period from January 1, 2005 through September 30, 2005 is unaudited. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the Historical Statement of Revenues in Excess of Certain Expenses for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year of the Property.

Property management fees

The Property was managed by OJT Land Management Company pursuant to the terms of the management agreement. Property management fees were calculated at 5.5% of gross revenue collected.

Seabreeze Plaza

Notes to Historical Statement of Revenues in Excess of Certain Expenses

Period from January 1, 2005 through September 30, 2005 (unaudited) and the year ended December 31, 2004

4.	Description of leasing arrangements

The retail space in the Property is leased to tenants under leases with terms that vary in length and conditions. Most leases contain operating expense and real estate tax recovery clauses and certain leases contain renewal options. All interests in all lease agreements were assigned to the Company upon its acquisition of the property.

Future minimum gross rental commitments for the years ended December 31 are as follows:

2005	$1,851,000
2006	1,813,000
2007	1,343,000
2008	1,194,000
2009	1,039,000
Thereafter	9,973,000

$17,213,000

5.	Interest expense

The Property was acquired subject to the assumption of a $13.6 million mortgage note. The mortgage note, which matures in May 2014, bears interest at 5.28%. The note calls for monthly principal and interest payments, based on a 25-year amortization, of $84,100 with a balloon payment due at maturity.

Saul Centers, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet and

Condensed Consolidated Statement of Operations

The pro forma balance sheet as of December 31, 2004 presents consolidated information as if the acquisitions had taken place on December 31, 2004. The pro forma statement of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005 present pro forma results of operations as if the acquisitions had taken place as of the beginning of the reporting periods.

The Company purchased Jamestown Place on November 17, 2005 and the Seabreeze Plaza on November 30, 2005.

The unaudited consolidated pro forma financial information is not necessarily indicative of what the Company’s actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent the Company’s results of operations or financial position for any future period. The pro forma results of operations for the periods ended December 31, 2004 and September 30, 2005 are not necessarily indicative of the actual operating results for those periods.

The unaudited consolidated pro forma financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Historical Statements of Revenues In Excess of Certain Operating Expenses and Notes included elsewhere in this Form 8-K. In management’s opinion, all adjustments necessary to reflect these transactions have been made.

Saul Centers, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2004

(In thousands)

	Registrant	Pro Forma Adj’s		Pro Forma
Assets
Real estate at cost	$682,808	38,498	(1)	$721,306
Accumulated depreciation	(181,420)			(181,420)

	501,388			539,886
Cash and cash equivalents	33,561	(27,252	) (2)	6,309
Accounts receivable and accrued income, net	20,654	77	(1)	20,731
Leasing costs, net	17,745	2,677	(1)	20,422
Prepaid expenses, net	2,421	41	(2)	2,462
Deferred debt costs, net	5,011	196	(2)	5,207
Other assets	2,616			2,616

Total assets	$583,396	$14,237		$597,633

Liabilities
Notes payable	$453,646	13,554	(2)	$467,200
Dividends and distributions payable	10,424			10,424
Accounts payable, accrued expenses and other liabilities	12,318	196	(2)	12,514
Deferred income	6,044	456	(1)	6,531
		31	(2)

Total liabilities	482,432	14,237		496,669

Stockholders’ equity
Series A Cumulative Redeemable Preferred stock, par value $0.01 per share 1,000,000 authorized and 40,000 issued and outstanding shares	100,000			100,000
Common stock, $0.01 par value, 30,000,000 shares authorized 16,399,442 shares issued and outstanding	164			164
Additional paid-in capital	106,886			106,886
Accumulated deficit	(106,086)			(106,086)

Total stockholders’ equity	100,964	—		100,964

Total liabilities and stockholders’ equity	$583,396	$14,237		$597,633

Saul Centers, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2004

(In thousands)

Notes to Pro Forma Balance Sheet

(1)	The Company accounted for the acquisitions using the purchase method of accounting in accordance with SFAS 141, “Business Combinations.” The Company allocates the purchase price to various components such as land, buildings, intangibles related to in-place leases and customer relationships, if applicable, based on the relative fair value of each component.

Real estate

	Purchase price – both properties	$40,700
	Acquisition costs	96

	Total acquisition cost	$40,796

	Amount allocated to building	$25,421
	Amount allocated to land	13,077

	Real estate at cost	38,498
	Amount allocated to tenant origination costs	2,677
	Amount allocated to below market lease intangibles	(456)
	Amount allocated to above market lease intangibles	77

		$40,796

(2)	Adjustments to Pro Forma Condensed Consolidated Balance Sheet represent cash paid, assumption of mortgage debt and associated costs, application of acquisition deposits, prepaid expense credits received at settlement, mainly real estate taxes, security deposits collected and the assumption of certain accounts receivable and accrued liabilities from the sellers.

Acquisition of properties

	Total acquisition costs	$40,796
	Mortgage assumed	(13,554)
	Mortgage debt costs	196
	Prepaid expenses	41
	Deferred income	(31)
	Security deposits and other liabilities	(196)

	Net cash and cash equivalents	$27,252

Saul Centers, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2004

(In thousands, except per share amounts)

	Registrant	Jamestown Place	Seabreeze Plaza	Pro Forma Adj’s		Pro Forma
Revenue
Base rent	$91,125	$1,030	$1,894	$204	(1)	$94,253
Expense recoveries	16,712	307	433			17,452
Other	5,005	10	2	(401	)(2)	4,616

Total revenue	112,842	1,347	2,329	(197)		116,321

Operating expenses
Real estate expenses	22,347	406	708			23,461
Interest expense and amortization of deferred debt	27,022		724	19	(3)	27,765
Depreciation and amortization	21,324			1,224	(4)	22,548
General and administrative	8,442					8,442

Total operating expenses	79,135	406	1,432	1,243		82,216

Income from continuing operations	$33,707	$941	$897	$(1,440)		$34,105

Shares - basic	16,154					16,154

Shares - diluted	16,211					16,211

Income from continuing operations per share - basic	$2.09					$2.11

Income from continuing operations per share - diluted	$2.08					$2.10

Notes to Pro Forma Statement of Operations

(1)	Represents amortization of the net intangible lease asset based on the average remaining life of the acquired leases and straight line rent adjustments.
(2)	To adjust interest income to reflect cash outlay for property acquisitions.
(3)	Represents amortization of debt costs incurred with the assumption of the Seabreeze Plaza mortgage.
(4)	Represents depreciation over 40 years, based upon the portion of the purchase price allocated to building plus amortization of tenant origination cost over the average remaining life of the acquired leases.

Saul Centers, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2005

(In thousands, except per share amounts)

	Registrant	Jamestown Place	Seabreeze Plaza	Pro Forma Adj’s		Pro Forma
Revenue
Base rent	$73,664	$774	$1,383	$150	(1)	$75,971
Expense recoveries	14,684	257	339			15,280
Other	5,893	7	5	(300	) (2)	5,605

Total revenue	94,241	1,038	1,727	(150)		96,856

Operating expenses
Real estate expenses	19,046	332	558			19,936
Interest expense and amortization of deferred debt	22,549		544	14	(3)	23,107
Depreciation and amortization	18,309			918	(4)	19,227
General and administrative	7,052					7,052

Total operating expenses	66,956	332	1,102	932		69,322

Income from continuing operations	$27,285	$706	$625	$(1,082)		$27,534

Shares - basic	16,604					16,604

Shares - diluted	16,707					16,707

Income from continuing operations per share - basic	$1.64					$1.66

Income from continuing operations per share - diluted	$1.63					$1.65

Notes to Pro Forma Statement of Operations

(1)	Represents amortization of the net intangible lease asset based on the average remaining life of the acquired leases and straight line rent adjustments.
(2)	To adjust interest income to reflect cash outlay for property acquisitions.
(3)	Represents amortization of debt costs incurred with the assumption of the Seabreeze Plaza mortgage.
(4)	Represents depreciation over 40 years, based upon the portion of the purchase price allocated to building plus amortization of tenant origination cost over the average remaining life of the acquired leases.